Exhibit 10.2
Execution Version
THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.
WARRANT AGREEMENT
To Purchase Shares of the Common Stock of
ALEXZA PHARMACEUTICALS, INC.
Dated as of May 4, 2010 (the “Effective Date”)
     WHEREAS, Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);
     WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock (as defined below) pursuant to this Warrant Agreement (this “Warrant”);
     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:
          SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.
     For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to One Million Twelve Thousand Five Hundred and No/100 Dollars ($1,012,500) in fully paid and non-assessable shares of the Common Stock at the Exercise Price (as defined below) per share. The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “Acknowledgment of Exercise” has the meaning given to it in Section 3(a).
     “Act” means the Securities Act of 1933, as amended.
     “Charter” means the Company’s Certificate of Incorporation or other constitutional document, as the same may be amended from time to time.
     “Claims” has the meaning given to it in Section 12(p).
     “Common Stock” means the Company’s common stock, $0.0001 par value per share.
     “Company” has the meaning given to it in the preamble to this Warrant.

     “Effective Date” has the meaning given to it in the preamble to this Warrant.
     “Exercise Price” means $2.69.
     “Lender” has the meaning given to it in the Loan Agreement.
     “Loan Agreement” has the meaning given to it in the preamble to this Warrant.
     “Merger Event” means (i) a merger or consolidation involving the Company in which (x) the Company is not the surviving entity, or (y) the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital of another entity; or (ii) the sale of all or substantially all of the assets of the Company.
     “Net Issuance” has the meaning given to it in Section 3(a).
     “Notice of Exercise” has the meaning given to it in Section 3(a).
     “Preferred Stock” means at any given time any equity security issued by Company that has any rights, preferences or privileges senior to the Common Stock.
     “Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.
     “SEC” means the Securities and Exchange Commission.
     “Transfer Notice” has the meaning given to it in Section 11.
     “Warrant” has the meaning given to it in the preamble to this Warrant.
     “Warrant Term” has the meaning given to it in Section 2.
     “Warrantholder” has the meaning given to it in the preamble to this Warrant.
          SECTION 2. TERM OF THE AGREEMENT.
     Except as otherwise provided for herein, the term of this Warrant (the “Warrant Term”) and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period ending five (5) years from the Effective Date.
          SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.
     (a) Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, during the Warrant Term, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than five (5) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.
     The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of this Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, an amended Warrant representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X	=	Y(A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to the Warrantholder.

Y = the number of shares of Common Stock requested to be exercised under this Warrant.

A = the fair market value of one (1) share of Common Stock at the time of the exercise of this Warrant.

	B =	the Exercise Price.
  For purposes of the above calculation, the fair market value of one (1) share of Common Stock shall mean:
     (i) if the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by the NASDAQ Stock Market, Inc. or any other securities exchange, the fair market value of one (1) share of Common Stock shall be deemed to be the average of the closing prices over a five (5) day period ending three (3) days before the day the fair market value of one (1) share of Common Stock is being determined; or
     (ii) if, at the time of determination of the fair market value of one (1) share of Common Stock in accordance with the terms of this Warrant, the Common Stock is not listed on any securities exchange, the fair market value of one (1) share of Common Stock shall be the highest price per share that the Company could obtain from a willing buyer (not a current employee or director) for one (1) share of Common Stock sold by the Company (based upon the valuation of all shares of the Company), from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a Merger Event, in which case the fair market value of one (1) share of Common Stock shall be deemed to be the per share value received by the holders of Common Stock on a common equivalent basis pursuant to such Merger Event.
     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an agreement substantially in the form of this Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such agreement shall be identical to those contained herein, including, but not limited to, the Effective Date hereof.
     (b) Exercise Prior to Expiration. To the extent that the Warrantholder has not exercised its purchase rights under this Warrant to all Common Stock subject hereto, and if the fair market value of one (1) share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to the Net Issuance method set forth in Section 3(a) (even if not surrendered) as of the date immediately prior to the date of expiration of the Warrant Term. For purposes of such automatic exercise, the fair market value of one (1) share of the Common Stock upon such automatic exercise shall be determined as of the date immediately prior to the date of expiration of the Warrant Term pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

     (c) Legend. Each certificate for shares of Common Stock issuable upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.”
Any certificate for shares of Common Stock issuable upon exercise of this Warrant issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such shares are registered under the Act or otherwise may be issued without legends under Rule 144 under the Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate, which such opinion and counsel shall be reasonably acceptable to the Company, the Common Stock represented thereby need no longer be subject to restrictions on resale under the Act.
          SECTION 4. RESERVATION OF SHARES.
     During the Warrant Term, the Company will at all times have authorized, reserved and, subject to Section 9(j), registered, as applicable, a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.
          SECTION 5. NO FRACTIONAL SHARES OR SCRIP.
     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.
          SECTION 6. NO RIGHTS AS STOCKHOLDER.
     This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Warrant.
          SECTION 7. WARRANTHOLDER REGISTRY.
     The Company shall maintain a registry showing the name, address and facsimile number of the registered holder of this Warrant. Warrantholder’s initial address and facsimile number, for purposes of such registry, is set forth in Section 12(g). Warrantholder may change such address or facsimile number by giving written notice of such changed address to the Company.
          SECTION 8. ADJUSTMENT RIGHTS.
     The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:
     (a) Merger Event. If at any time there shall be a Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the kind, amount and value of shares of common stock or other securities or property of the successor, surviving or purchasing corporation resulting from, or participating in, such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor, surviving or purchasing entity shall assume the obligations of this Warrant. The provisions of this Section 8(a) shall similarly apply to successive Merger Events. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.
     (b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.
     (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.
     (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:
     (i) pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or
     (ii) pay any dividend or make any distribution with respect to the Common Stock payable in assets of the Company (other than cash), except any such distribution specifically provided for in Sections 8(a), (b), (c) or (d)(i), then the Exercise Price shall be adjusted, from and after the date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the date of such dividend or distribution multiplied by the fair market value of one (1) share of Common Stock as of such date as determined in accordance with Section 3(a), less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets so distributed, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the date of such dividend or distribution multiplied by the fair market value of one (1) share of Common Stock as of such date as determined in accordance with Section 3(a).
     (iii) make any other distribution with respect to Common Stock, except any distribution specifically provided for in any other clause of this Section 8 and except for any equity or equity equivalent security issued pursuant to any stockholder rights plan adopted by the Company’s Board of Directors providing for the issuance to, or acquisition by, existing stockholders of the Company of additional shares of Common Stock upon the occurrence of actions specified in such stockholder rights plan, including acquisition by any person of a specified percentage of the outstanding Common Stock (a “Rights Plan”), then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.
     (e) Antidilution Rights. To the extent that any antidilution rights applicable to the Common Stock purchasable hereunder may be set forth in the Company’s Charter, the Company shall promptly provide the Warrantholder with a copy of any restatement, amendment, modification or waiver of the Charter that impairs or reduces such antidilution rights; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights, if any, set forth in the Company’s Charter with respect to the Common Stock issuable hereunder unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Common Stock issuable hereunder in the same manner as it affects all other holders of Common Stock. The Company shall, within ten (10) business days of the end of each fiscal quarter following the Effective Date, provide Warrantholder with written notice of any issuance of its stock or other equity security during such fiscal quarter that triggered an antidilution adjustment under the antidilution rights applicable to the Common Stock purchasable hereunder, if any, set forth in the Company’s Charter , which notice shall include (a) the price at which such stock or security was sold, (b) the number of shares issued, and (c) such other information as reasonably necessary for Warrantholder to verify that such antidilution adjustment occurred and the amount of any such adjustment. For the avoidance of doubt, there shall be no duplicate antidilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Company’s Charter.
     (f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in stock, cash, property or other securities (other than with respect to any equity or equity equivalent security issued pursuant to any Rights Plan adopted by the Company’s Board of Directors); (ii) the Company shall offer for subscription prorata to the holders of any Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if, pursuant to an adjustment right in this Section 8, any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given in accordance with Section 12(g)(i) or (iii). To the extent that any of the items referred to in the foregoing clauses (A)-(D) are not determinable as of the date of such written notice, the written notice shall, if applicable, include a good faith estimate of such items.
     (g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder; provided, that, notwithstanding anything herein to the contrary, Warrantholder may not seek to enjoin any proposed transaction or unwind any completed transaction described in the foregoing clause (f) for which notice was not timely delivered but Warrantholder shall be entitled to applicable monetary damages.
          SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
     (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its current Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of this Warrant, the Common Stock issuable upon exercise of this Warrant or the issuance and delivery of any certificate representing the Common Stock issuable upon exercise of this Warrant in a name other than that of the Warrantholder.
     (b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant: (1) does not violate the Company’s current Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound as of the date hereof. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Warrant is subject to general principles of equity.
     (c) Consents and Approvals. As of the Effective Date, no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of (i) any filings required pursuant to Regulation D under the Act, (ii) any filing required by applicable state securities law, (iii) any filings required pursuant to Section 9(j) and (iv) any periodic or current reports required by the 1934 Act to be filed by Company. Each filing required by the foregoing clauses (i)-(iv) will be effective by the time required thereby.
     (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and all issued and outstanding shares of Common Stock, Preferred Stock or any equity other securities of the Company are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities of the Company were issued in compliance with all applicable federal and state securities laws in all material respects. In addition, the capitalization of the Company as of the Effective Date is set forth on Schedule 5.14 annexed to the Loan Agreement. Except as set forth in the Loan Agreement, as of the Effective Date, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.
     (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.
     (f) [Reserved.]
     (g) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws, in each case, pursuant to applicable laws and regulations in effect as of the Effective Date.
     (h) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Warrant in compliance with Rule 144 under the Act, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten (10) days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time; provided, that this subsection (e) shall not require the Company to make any filings with the SEC (including, without limitation, any filing under the Act or the Exchange Act), if any, that the Company is not otherwise obligated to make.
     (i) Information Rights. During the term of this Warrant, Warrantholder shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Warrant by this reference as though fully set forth herein; provided, however, that the Company shall not, once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder has been repaid, be required to (i) deliver a Compliance Certificate nor (ii) deliver any such other information required by Section 7.1 of the Loan Agreement so long as the Company is subject to SEC reporting obligations under Section 13(a) or Section 15(d) of the 1934 Act and the Company has complied with such reporting obligations.
     (j) Registration of Shares. The Company shall list the shares of Common Stock subject to this Warrant for trading on The NASDAQ Global Market pursuant to an application for additional listing of such shares which the Company shall deliver to NASDAQ prior to 5:30 p.m. (Eastern Time) on or before the fifth business day following the Effective Date. Following such listing the Company shall (i) remain subject to SEC reporting obligations under Section 13(a) or

Section 15(d) of the 1934 Act and (ii) otherwise use commercially reasonable efforts to maintain such listing, in each case, at all times during the Warrant Term.
          SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
     This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:
     (a) Investment Purpose. The right to acquire Common Stock or the Common Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except as would not result in a violation of the Act or any applicable state securities laws.
     (b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.
     (c) Disposition of the Warrantholder’s Rights. Warrantholder agrees to make any disposition of any of its rights to acquire Common Stock hereunder or any Common Stock received upon exercise of this Warrant in accordance with applicable state and federal securities laws.
     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.
     (e) Risk of No Registration. The Warrantholder understands that if the Company does not file reports pursuant to either Section 13(a) or Section 15(d) of the 1934 Act, or if a registration statement covering this Warrant or the shares of Common Stock issuable upon exercise of this Warrant, as applicable, is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant or (ii) the Common Stock issuable upon exercise of the right to purchase, the Warrantholder may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder that might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule. The Warrantholder hereby acknowledges and agrees that if a registration statement under the Act covering the shares of Common Stock issuable upon exercise of this Warrant is not effective at the time this Warrant is exercised, the Warrantholder shall only be permitted to exercise this Warrant by means of a “Net Issuance” pursuant to Section 3(a).
     (f) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Rule 501 of Regulation D under the Act, as presently in effect.
          SECTION 11. TRANSFERS.
     Subject to compliance with applicable federal and state securities laws and the terms and conditions contained in Section 10, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. Subject to compliance with applicable federal and state securities laws and the terms and conditions contained in Section 10, the transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”) at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.
          SECTION 12. MISCELLANEOUS.
     (a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company and Warrantholder.
     (b) Remedies. In the event of any default hereunder, the non-defaulting party reserves its right to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default; provided, that the parties hereto declare that it is impossible to measure in money the damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by Warrrantholder. If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
     (c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate in order to protect the rights of the Warrantholder against impairment.
     (d) Additional Documents. The Company, upon execution of this Warrant, shall provide the Warrantholder with certified resolutions authorizing this Warrant in form and substance reasonably acceptable to Warrantholder.
     (e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all reasonable costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation reasonable fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.
     (f) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received: (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, of (iv) five (5) days after posting when sent by registered or certified mail, and shall be addressed to the party to be notified as follows:
          If to Warrantholder:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Manuel Henriquez
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060
          (i) If to the Company:
ALEXZA PHARMACEUTICALS, INC.
Attention: Chief Financial Officer
2091 Stierlin Court
Mountain View, CA 94043
Facsimile: 650-944-7999
Telephone: 650-944-7000
or to such other address as each party may designate for itself by like notice.
     (h) Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Lender’s proposal letter dated March 11, 2010). None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.
     (i) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.
     (j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(n), 12(o), 12(p) and 12(q).
     (k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.
     (l) No Waiver. Except for the requirement that this Warrant be exercised (or be deemed exercised), if at all, during the Warrant Term, no omission or delay by either party hereto at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party hereto at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.
     (m) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder or the Company, as the case may be, and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.
     (n) Governing Law. This Warrant has been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by Warrantholder in the State of California. Delivery of Common Stock to Warrantholder by the Company under this Warrant is due in the State of California. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
     (o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (i) consents to personal jurisdiction in Santa Clara County, State of California; (ii) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (iii) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
     (p) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising out of this Warrant be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS WARRANT. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.
     (q) Judicial Reference. If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding. In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
     (r) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
     (s) Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
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     IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	ALEXZA PHARMACEUTICALS, INC.

	By:	/s/ August J. Moretti
August J. Moretti
Title: SVP and Chief Financial Officer

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ K. Nicholas Martitsch
K. Nicholas Martitsch
Title: Associate General Counsel

EXHIBIT I
NOTICE OF EXERCISE
To: ALEXZA PHARMACEUTICALS, INC. (the “Company”)
(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of May 4, 2010, between the Company and the Warrantholder (the “Warrant”), and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]
(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the Warrantholder or in such other name as is specified below.

(Name)

(Address)
     WARRANTHOLDER: HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
	Name:	K. Nicholas Martitsch
Its: Associate General Counsel

EXHIBIT II
ACKNOWLEDGMENT OF EXERCISE
The undersigned, as representative of Alexza Pharmaceuticals, Inc. (the “Company”), hereby acknowledges receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc. (the “Warrantholder “), to purchase [                    ] shares of the Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of May 4, 2010, between the Company and the Warrantholder (the “Warrant”), and further acknowledges that [                    ] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	ALEXZA PHARMACEUTICALS, INC.

By:

Title:

Date:

EXHIBIT III
TRANSFER NOTICE
FOR VALUE RECEIVED, that certain Warrant Agreement, dated as of May 4, 2010, between Alexza Pharmaceuticals, Inc. and Hercules Technology Growth Capital, Inc., as the Warrantholder (the “Warrant”), and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.